UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2015

AgroFresh Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36316	46-4007249
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 S. Independence Mall West Philadelphia, PA	19106
(Address of principal executive offices)	(Zip code)

(215) 592-3687

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement.

On December 17, 2015, AgroFresh Solutions, Inc. (the “Company”) entered into a letter agreement (the “Letter Agreement”) with The Dow Chemical Company (“TDCC”), Rohm and Haas Company (“R&H”) and Boulevard Acquisition Sponsor, LLC (the “Sponsor”), modifying certain provisions of the Warrant Purchase Agreement, dated as of July 31, 2015 (the “Warrant Purchase Agreement”), by and among the Company, TDCC, R&H and the Sponsor. The Letter Agreement provides that, notwithstanding anything to the contrary in the Warrant Purchase Agreement, (i) the Company shall have no obligation to purchase any of the Company’s public warrants in the open market pursuant to the Warrant Purchase Agreement and (ii) the Sponsor irrevocably waives its right to sell to the Company private placement warrants at $1.00 per private placement warrant pursuant to Section 1 of the Warrant Purchase Agreement. Other than the foregoing, the Letter Agreement does not modify the terms of the Warrant Purchase Agreement.

A copy of the Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Letter Agreement is qualified in its entirety by reference thereto.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit Number	Exhibit

10.1	Letter Agreement, dated as of December 17, 2015, among the registrant, The Dow Chemical Company, Rohm and Haas Company and Boulevard Acquisition Sponsor, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 23, 2015

AGROFRESH SOLUTIONS, INC.

	By:	/s/ Thomas Ermi
Name: Thomas Ermi
Title: Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Letter Agreement, dated as of December 17, 2015, among the registrant, The Dow Chemical Company, Rohm and Haas Company and Boulevard Acquisition Sponsor, LLC.